UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 10, 2006

Date of Report (Date of earliest event reported)
______________________________________________________

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________

        Pennsylvania                                      1-5039                                                 24-0755415
(State or other jurisdiction                          (Commission                                            (IRS Employer
          of incorporation)                                    File Number)                                         Identification No.)

1000 South Second Street, Sunbury, PA 17801
(Address of principal executive offices) (Zip Code)

(570) 286-4571
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The Company purchased a 25,707 square foot masonry building situated on approximately 3.63 acres of land from Central Properties, Incorporated ("Central Properties"), a Pennsylvania corporation, on April 10, 2006, for $410,000.

     Director and officer Robert F. Weis, director and officer Jonathan H. Weis, director Michael M. Apfelbaum and certain of their family members are shareholders in Central Properties. Robert F. Weis, Jonathan H. Weis and Michael M. Apfelbaum own 22.00%, 1.67% and 0.33% of the total outstanding shares in Central Properties, respectively. Members of the immediate families (as defined in Item 4.04(a) of Regulation S-K) of Messrs. Weis and Mr. Apfelbaum own 3.33% and 8.67% of the outstanding shares of Central Properties, respectively.

     The Agreement was usual and customary for this type of real estate transaction, and there are no ongoing terms, obligations, covenants, representations, statements or conditions or otherwise of any kind whatsoever, concerning this sale. The transaction was handled through an independent commercial-industrial realty company."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

Dated: April 21, 2006

By:  /s/ William R. Mills
 William R. Mills
Senior Vice President and Treasurer/CFO